DERMA SCIENCES, INC.
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT, hereby made and dated as of the 3rd day of April, 1998 (the "Grant Date"), between Derma Sciences, Inc., a Pennsylvania corporation (the "Company") and Srini Conjeevaram (the "Optionee").
         WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of Common Stock, $.01 par value per share, of the Company ("Shares") as hereinafter provided,
         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
         1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of 10,000 shares (the "Option") which Option is intended as a "nonqualified stock option." The Option is in all respects limited and conditioned as hereinafter provided.
        2. PURCHASE PRICE. The purchase price per share (the "Option Price") of the Shares covered by the Option (the "Option Shares") shall be the closing price of the Company's Common Stock as quoted on the Nasdaq SmallCap Market on the day predeeding the Grant Date, to wit: $1.875.


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        3. TERM. Unless earlier terminated pursuant to any provision hereof, the
Option shall expire on April 2, 2008 (the "Expiration Date").
        4. EXERCISE OF OPTION. (a) The right of the Optionee to exercise is subject to the condition that the Optionee be a director of the Company. The Option shall become exercisable in five (5) equal installments and the Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of shares:

           DATE INSTALLMENT                                    NUMBER OF
         BECOMES EXERCISABLE                                 OPTION SHARES

           April 2, 1998                                         2,000
           April 2, 1999                                         2,000
           April 2, 2000                                         2,000
           April 2, 2001                                         2,000
           April 2, 2002                                         2,000

         (b) The right of the Optionee to purchase the Option Shares may be exercised, in whole or in part, at any time or times prior to the expiration or other termination of the Option.
         (c) If the Optionee's position as director with the Company is terminated prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, at any time prior to the earlier of (i) three (3) months after the date of termination or (ii) the

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expiration date of such Option; provided,  however, if an Optionee's position as director was terminated voluntarily by the Optionee or by the Company "for cause" (as defined below), the Optionee shall have no right to exercise his Option on or after the date of such termination. As used herein, termination of an Optionee's position as director by the Company shall be "for cause" if the Board reasonably concludes that the Optionee has materially failed to perform his responsibilities to the Company, materially failed to follow directives or policies established by or at the direction of the Board, or conducted himself in a manner materially detrimental to the interests of the Company.
         5. METHOD OF EXERCISING OPTION. (a) Subject to the terms and conditions of this Option Agreement, the Option may be exercised by giving written notice to the Company at its principal office, specifying the number of Option Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered, and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited. Attached as Exhibit 1 is a form of written notice.
                  (b) The purchase price shall be payable: (i) in cash or its equivalent, or (ii) in whole or in part through the transfer of Common Stock previously acquired by the Optionee, provided the Common Stock so transferred have been held for the applicable holding period set forth below:

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                           1. If such previously acquired shares of Common Stock
were acquired through exercise of an incentive stock option and are being tendered as payment of the option price under an incentive stock option, such shares have been held by the Optionee for a period not less than the holding period described in ss.422(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code");
                           2. If such previously acquired shares of Common Stock
were acquired through exercise
of an incentive stock option or a nonqualified stock option and are being tendered as payment of the option price under a nonqualified stock option, such shares have been held by the Optionee for more than one year; or
                           3. If such previously acquired shares of Common Stock
were acquired through exercise
of a nonqualified stock option and are being tendered as payment of the option price under an incentive stock option, such Shares have been held by the Optionee for more than one year.
                  (c) Upon receipt of such notice and payment, the Company, as promptly as possible, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which the Option is so exercised. The certificate or certificates for such Shares shall be registered in the name of the person or persons exercising the Option (or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and his spouse, jointly, with right of survivorship) and shall be

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delivered  as  provided  above to or upon the  written  order of the  person  or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the death or legal disability of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable by the Company.
         6. NON-TRANSFERABILITY OF OPTION. The Option is not assignable or transferable, in whole or in part, by the Optionee, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his legal disability, by his legal representative.
         7. DISQUALIFYING DISPOSITION OF SHARES. The Optionee agrees to give written notice to the Company, at its principal office, if a "disposition" of the Shares acquired through exercise of the Option granted hereunder occurs at any time within two years after the Grant Date or within one year after the transfer to the Optionee of such Shares. For purposes of this Paragraph, the term "disposition" shall have the meaning assigned to such term by Sec.424(c) of the Code.
         8. WITHHOLDING OF TAXES. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.

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         9. GOVERNING LAW. This Agreement shall, to the maximum extent possible, be construed in a manner consistent with the Code provisions concerning incentive and nonqualified stock options, and its interpretation shall otherwise be governed by Pennsylvania law.
         IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed by a duly authorized officer, and the Optionee has hereunto set his hand and seal, all as of the day and year first hereinabove written.


                                        DERMA SCIENCES, INC.



                                        By: /s/ Stephen T. Wills
                                            --------------------------
                                            Stephen T. Wills, CPA, MST
                                            Vice President and
                                            Chief Financial Officer

                                        OPTIONEE


                                             /s/ Srini Conjeevaram
                                            --------------------------(SEAL)
                                            Srini Conjeevaram








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